Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 3, 2023 (the “Closing Date”), by and among Sysorex, Inc., a Nevada corporation (“Seller”) and Omniverse LLC, a Delaware limited liability company (“Buyer”). The Seller and Buyer may be collectively referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns certain shares of Series C-7b Preferred Stock (the “Preferred Stock”), of Ostendo Technologies, Inc., a California corporation (the “Company”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer wishes to purchase from Seller, 136,667 shares of Preferred Stock held by Seller (the “Shares”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. Definitions

Section 1.01 Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a)	“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b)	“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in New York, New York generally are authorized or required by Law or other governmental actions to close.

(c)	“Company” has the meaning set forth in the recitals of this Agreement.

(d)	“Contract” means any contract, commitment, understanding or agreement (whether oral or written).

(e)	“Control” means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f)	“Governmental Entity” means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(g)	“Law” means any applicable foreign, federal, state or local law (including common law), statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(h)	“Liabilities” means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(i)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(j)	“Losses” means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(k)	“Order” means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(l)	“Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(m)	“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(n)	“SEC” means the U.S. Securities and Exchange Commission.

(o)	“Transaction” means the purchase and sale of the Shares.

(p)	“Transaction Documents” means this Agreement and any other agreement, document, schedule, exhibit, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the Transaction related to the forgoing, including, without limitations, those delivered at the Closing.

(q)	“U.S.” means the United States of America.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms “Dollars” and “$” mean U.S. Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; references herein to any gender shall include each other gender; references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time-to-time in accordance with the terms thereof; with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time-to-time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. Purchase and Sale

Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, grant, assign, convey, transfer and irrevocably deliver to Buyer, and Buyer shall purchase and acquire from Seller, the Shares, free and clear of all Liens. The Purchase and Sale of the Shares is being made in reliance upon an exemption from registration afforded by the Securities Act of 1933, as amended.

Section 2.02 Purchase Price. The total purchase price for the Shares shall be $182,000 and other valuable consideration in the form of consulting services satisfactorily rendered, and based upon the aggregate value of cash compensation and services, the Seller and Buyer agree that the cost basis of the Shares shall be that value ascribed by the Company to the Preferred Stock (the “Purchase Price”).

Section 2.03 Deliverables.

(a)	At Closing, the Seller shall deliver to a stock power transferring the Shares to the Buyer, in the form as attached hereto as Exhibit A, and the Parties shall reasonably cooperate to cause the Company to issue a new stock certificate for the Shares to the Buyer.

(b)	At Closing, the Buyer shall deliver the Purchase Price to Seller via wire transfer to an account as designated by Seller (“Wire Transfer”).

(c)	At Closing, Seller shall deliver a legal opinion in a form acceptable to Buyer’s legal counsel covering the transfer of the Shares.

(d)	At Closing, Seller shall undertake such actions as may be reasonably requested by the Buyer to cause the Company to transfer the Shares to Buyer, at the cost of Buyer other than as specifically set forth herein.

(e)	At Closing, and upon initiation of the Wire Transfer by the Buyer, and the Buyer having provided the Seller with a Federal Reference Number for the Wire Transfer, the Seller hereby designates and appoints the Buyer, on behalf of the Seller, and each of Buyer’s designees or agents, as attorney-in-fact of such Seller, irrevocably and with power of substitution, with authority to instruct the Company’s secretary to irrevocably transfer the Shares to the Buyer or assigns.

Section 2.04 Closing. On the terms set forth herein, the closing of the Transactions (“Closing”) shall take place by electronic communication (i.e., emails/pdf) or facsimile on the Closing Date immediately following the execution and delivery of this Agreement. All signatures so transmitted at Closing shall be deemed “original” signatures for legal purposes.

Article III. Representations and Warranties of the Seller

Seller represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transaction. Seller is a corporation registered to do business and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of the applicable Transaction Documents and the consummation of the Transaction have been duly and validly authorized by all requisite action on the part of Seller. The Transaction Documents to which Seller is a party have been duly and validly executed and delivered by Seller. Each Transaction Document to which Seller is a party constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.02 Governmental Approvals; Non-Contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by Seller of this Agreement or any other Transaction Document to which Seller is a party.

(b)	The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party, and the consummation by Seller of the Transaction, does not (i) violate or conflict with any Law or Order to which Seller or any of the Shares may be subject, (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which Seller is a party or to which Seller or any of the Shares are subject, (iii) result in the creation or imposition of any Lien upon any of the rights, properties or assets of Seller or on any of the Shares, or (iv) result in the Company’s issuance of “stop transfer” instructions to the Company’s transfer agent (if any) with regard to the Shares.

Section 3.03 The Shares.

(a)	Seller holds of record and owns beneficially all the Shares free and clear of any and all Liens. Other than applicable securities laws, there are no limitations or restrictions on Seller’s right to transfer the Shares to Buyer pursuant to this Agreement. Seller has good and valid title to the Shares and the absolute right to deliver such Shares to Buyer in accordance with this Agreement, free and clear of any and all Liens.

(b)	Seller is not a party to any option, warrant, purchase right, proxy, power of attorney, voting trust or other Contract with respect to the voting or dividend rights or the sale, acquisition, issuance, redemption, registration, transfer or other disposition of any of the Shares (other than this Agreement).

(c)	The class representing the Shares has been authorized and outstanding for at least ninety (90) days from the Closing Date.

(d)	Neither the Seller, nor any Person acting on the Seller’s behalf, has used any form of general solicitation or general advertising to effect the sale of the Shares to the Buyer.

Section 3.04 Seller is Not an Issuer. The Transaction is not for the sale of a security where the Seller is an issuer or a subsidiary, either directly or indirectly, of the Company.

Section 3.05 No Bad Actors. Neither the Seller, nor any Person that has been or will be paid (directly or indirectly) remuneration or a commission for their participation in the offer or sale of the securities, subject to compliance with applicable law, including solicitation of the Buyer for the Seller is subject to an event that would disqualify an issuer or other covered person under Rule 506(d)(1) of Regulation D (17 CFR 230.506(d)(1)) or is subject to a statutory disqualification described under 15 U.S. Code Section 78c(a)(39).

Section 3.06 Brokers; Underwriters. Seller has not engaged, or caused to be incurred any Liability or obligation to, any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of the Transaction Documents to which it is a party, or the Transaction. The Transaction is not with respect to a security that constitutes the whole or part of an unsold allotment to, or a subscription or participation by, a broker or dealer as an underwriter of the security or a redistribution.

Article IV. Representations and Warranties of the Buyer

Buyer represents and warrants to the Seller that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transaction. Buyer is a limited liability company, duly authorized and in good standing under the laws of the State of Delaware and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transaction have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-Contravention.

(a)	No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b)	The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transaction, does not violate any Laws or Orders to which Buyer is subject or any of the organizational documents of Buyer.

Section 4.03 No Consent, Violation or Conflict. The execution and delivery of the Transaction Documents by Buyer, the consummation by Buyer of the Transaction contemplated thereby, and compliance by the Buyer with the provisions hereof: (a) do not and will not violate or, if applicable, conflict with any provision of Law, or any provision of Buyer’s incorporation documents or bylaws, as amended from time-to-time; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, cause the acceleration of performance or constitute a default or require any consent under, any material instrument or agreement to which Buyer is a party or by which Buyer or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing Date or any breaches or defaults which would not affect the Buyer’s ability to consummate the Transaction contemplated thereby.

Section 4.04 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Shares to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act, and that the Shares are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

(c)	Neither Buyer, nor anyone acting on the Buyer’s behalf, has received any form of general solicitation or general advertising with regard to the Shares.

(d)	Buyer understands that the Shares are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of U.S. federal and state securities Laws and that the Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(e)	Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Buyer or its advisors or are otherwise required by law. Buyer and its advisors (if any) have been afforded the opportunity to ask questions of the Company. Buyer is aware that an investment in the Shares involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Shares.

(f)	Buyer has adequate means of providing for Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time, and after purchasing the Shares Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. Buyer must bear and acknowledges the substantial economic risks of the investment in the Shares including the risk of illiquidity and the risk of a complete loss of this investment.

(g)	Buyer understands that no U.S. federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

Section 4.05 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transaction.

Article V. Covenants

Buyer and Seller acknowledge and covenant to each other that the following statements contained in this Article V are true and correct as of the Closing Date:

Section 5.01 Not a Public Offering. The Shares are being sold and acquired in a private transaction not involving any public offering.

Section 5.02 Not a Distribution. The Transaction is not deemed to be a “distribution” for purposes of 15 U.S. Code 77b(a)(11).

Section 5.03 Restricted Securities. The Shares purchased in the Transaction by the Buyer will be deemed to be restricted securities within the mean of Rule 144 (17 CFR 230.144) and may only be sold by the Buyer pursuant to a registration statement or an exemption from registration.

Article VI. Indemnification

Section 6.01 General Indemnification. Each Party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other Party and such other Party’s Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, an “Indemnified Party”), from and against any and all Losses incurred or suffered by any Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Indemnifying Party herein or breach by the Indemnifying Party of, or any failure the Indemnifying Party to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement by the Indemnifying Party.

Section 6.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article VI against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the “Notice of Loss”) to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 6.03 Payment. Upon a determination of liability under this Article VI the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article V with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.

Section 6.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VII. Miscellaneous

Section 7.01 Notices.

(a)	Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Seller, to:	Sysorex, Inc.
13880 Dulles Corner Lane, Suite 120
Herndon, VA 20171
Email: Wayne.Wasserberg@sysorexinc.com
Attention: Wayne Wasserberg

If to the Buyer, to:	Omniverse LLC
1875 N.W. Corporate Blvd., Ste. 290
Boca Raton, FL 33431
Email: mhp@123bgp.com and andrewresnick@gmail.com
Attention: Mark H. Peikin and Andrew Resnick

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)	Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) calendar days after mailing, if sent by registered or certified mail.

Section 7.02 Attorneys’ Fees. In the event that any Party institutes any action, proceeding, or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment or final court order or non-judicial decree rendered therein.

Section 7.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties hereto.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 7.04 Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. Buyer acknowledges and agrees that Seller shall have no obligation for any of Buyer’s Transaction expenses.

Section 7.05 Further Assurances. Following Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 7.06 Successors and Assigns; Benefit. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party may assign (other than by operation of law following the Closing), delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 7.07 Governing Law; Jurisdiction; Venue.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the Transaction or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transaction or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of New York, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	SUBJECT TO Section 7.08 BELOW, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTION CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN THE CITY OF NEW YORK, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.07(c).

(d)	Each of the Parties acknowledge that each has been represented in connection with the signing of the waiver in Section 7.07(c) by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants such waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 7.08 Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions arising out of the Transaction or this Agreement between the Parties, including their respective Affiliates, owners, officers, directors, agents and employees, shall on demand of any Party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Seller and the Buyer, provided, however, that if the Seller and the Buyer are unable to agree on the identity of the arbitrator within ten (10) Business Days of commencement of efforts to do so, each of Seller and the Buyer shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, and the third arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedure) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven (7) calendar days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under New York law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in New York, New York. The provisions of this Section 7.08 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 7.09 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of twelve (12) months from the Closing Date, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 7.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

Section 7.11 Entire Agreement. This Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 7.12 Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 7.13 Construction. The sections and headings (including any bold, italicized, or underline type print) contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto (if any), the language or amounts in the body of the Agreement shall control. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement.

Section 7.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

SELLER:

Sysorex, Inc.
A Nevada corporation

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Chief Executive Officer

BUYER:

Omniverse LLC
A Delaware limited liability company

By:	/s/ Mark H. Peikin
Name:	Mark H. Peikin
Title:	Co-Manager

By:	/s/ Andrew Resnick
Name:	Andrew Resnick
Title:	Co-Manager

EXHIBIT A

Stock Power

For full value received, the Undersigned shareholder hereby sells, assigns, and irrevocably transfers that number of shares of the following stock certificate as set forth below:

Name of Security:	Ostendo Technologies, Inc. Series C-7b Preferred Stock
Certificate Number:	C-7b-1
Registration Name:	Sysorex, Inc.

TO:

Name: Omniverse LLC

Number of Shares: 136,667

Transferee Tax ID Number: 30-1295951

Transferee Address: 1875 N.W. Corporate Blvd., Ste. 290, Boca Raton, FL 33431

The Undersigned hereby irrevocably constitutes and appoints Ostendo Technologies, Inc.’s (“Company”) corporate secretary as Attorney to transfer the above stock, on the books of the Company, with full power of substitution in the premises.

UNDERSIGNED:

Date: April 3, 2023
Name:	Sysorex, Inc.
By:	Wayne Wasserberg
Title:	Chief Executive Officer

EXHIBIT B

Description of Preferred Stock

Ostendo Technologies, Inc., a California company (the “Corporation”) has authorized, under its Sixteenth Amended and Restated Articles of Incorporation, has designated Five Million Three Hundred Seventy-Five Thousand (5,375,000) shares of its preferred stock as the “Series C-7b Preferred Stock” shares with the following terms, rights and preferences:

●	Issuance. The Preferred Stock may be issued from time to time in one or more series, by the Board of Directors, as authorized by the articles. The Original issue price is $9.60 for the Series C-7b Preferred.

●	Dividends. The holders of shares of Series Preferred shall be entitled to receive, on a pari passu basis and before any dividends when, as and if declared by the Board, out of funds legally available for that purpose, non-cumulative dividends payable at the rate of eight and one-half percent (8 1/2%) of the Original Issue Price per annum on each outstanding share, when and if as declared by the Board.

●	Liquidation, Dissolution or Winding Up. Series C-7 Preferred, Series C-7a Preferred and Series C-7b Preferred have preference above all other shareholders on a pari passu basis until those holders have received their respective preferential amounts of an amount per share equal to the Original Issue Price for their respective Series, plus all declared and unpaid dividends thereon; if the assets and funds are insufficient to permit payment to those holders of their full Preferential Amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series C-7 Preferred, Series C-7a Preferred and Series C-7b Preferred ratably in proportion to the full Preferential Amounts of each holder.

●	Voting. Each share of Series Preferred shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which each share is then convertible on the record date set for the meeting or action or, if no record date is set, on the date of the meeting or the date the action is taken. The holders of Common Stock and Series Preferred shall vote together as a single class. In addition to any other rights provided by law, so long as at least thirty-five percent (35%) of the originally issued shares of Series C-7b Preferred remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series C-7b Preferred: amend, alter or repeal any provision set forth in these Articles of Incorporation or the Corporation’s Bylaws.

●	Conversion. The Conversion Price shall be the Original Issue Price. Each of Series C-7b Preferred shall automatically be converted into shares of Common Stock, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price, plus declared and unpaid dividends on such holder’s Series Preferred, by the Conversion Price, as adjusted, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock of the Corporation, regardless of whether such underwritten public offering is a Qualified Public Offering.

●	Mechanics of Optional Conversion. Any holder of a Series Preferred shall be entitled to convert the same into full shares of Common Stock by giving written notice to the Corporation at its office that the holder elects to convert the same and shall state therein the holder’s name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued.

●	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred. In lieu of any fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board.

●	Adjustment for Merger or Reorganization, Etc. In case of a reclassification, reorganization or exchange transaction or any consolidation or merger of the Corporation with another corporation, each share of Series Preferred thereafter shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series Preferred would have been entitled upon such reclassification, reorganization, exchange, consolidation or merger.

The description of the terms, rights and preferences of the Series C-7b preferred stock as set forth herein is qualified in its entirety by reference to the complete terms, rights and preferences as set forth in the Sixteenth Amended and Restated Articles of Incorporation of Ostendo Technologies, Inc.